UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2007 (March 2, 2007)

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

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DELAWARE (State or Other Jurisdiction of Incorporation)	000-02324 (Commission File Number)	11-1974412 (I.R.S. Employer Identification No.)
35 South Service Road Plainview, New York (Address of Principal Executive Offices)		11803 (Zip Code)
Registrant’s telephone number including area code: (516) 694-6700
No change since last report (Former Name or Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On March 2, 2007, Aeroflex Incorporated (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of March 2, 2007 (the “Merger Agreement”), with AF Holdings, Inc. (“Parent”) and AF Merger Sub, Inc. (“Merger Sub”). Parent and Merger Sub are entities directly and indirectly owned by an investment group consisting of investment entities affiliated with General Atlantic LLC and Francisco Partners II, L.P.

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the "Merger") and each outstanding share of common stock of the Company (the "Company common stock") will be converted into the right to receive $13.50 per share in cash, without interest.

The Merger Agreement contains a "go shop" provision under which the Company may solicit alternative acquisition proposals from third parties through April 18, 2007. After expiration of the solicitation period, the Company will be subject to a "no-shop" restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussions and negotiations with third parties, subject however to a "fiduciary-out" exception if the Company's board of directors reasonably determines after consulting with its outside legal and financial advisors that an acquisition proposal would reasonably be expected to result in a proposal that is superior from a financial point of view to the transactions contemplated by the Merger Agreement. There can be no assurance that any superior proposal will be forthcoming. The Company does not expect to disclose developments with respect to this solicitation process unless and until its board of directors has made a decision that requires disclosure.

Prior to accepting an acquisition proposal determined by the Company's board of directors to be a superior proposal or terminating the Merger Agreement, the Company must give Parent a copy of the alternative proposal and an opportunity to propose amendments to the Merger Agreement that would render the alternative proposal no longer a superior proposal. If the Company terminates the Merger Agreement to accept a superior proposal, and in certain other cases specified in the Merger Agreement, the Company must pay a fee of $30 million to Parent plus up to $7.5 million of Parent's and Merger Sub's expenses, unless the termination is in connection with a superior proposal submitted by a party who had submitted a bona fide acquisition proposal prior to the end of the go-shop period which remains a bona fide proposal that is not otherwise withdrawn or terminated in which case the fee will be $15 million plus up to $7.5 million of Parent's and Merger Sub's expenses.

In the event that Parent is obligated to complete the Merger but does not obtain the required debt financing to complete the transaction by September 17, 2007, the outside date provided in the Merger Agreement, the Merger Agreement provides for Parent to pay to the Company a termination fee of $20 million upon termination of the Merger Agreement. Receipt of this termination fee would be the Company's sole and exclusive remedy for any breaches by Parent or Merger Sub under the Merger Agreement, and $20 million is also the maximum cap on damages that the Company can obtain for any other breaches by Parent or Merger Sub under the

Merger Agreement. Parent's obligation to pay this termination fee or to pay damages to the Company under the Merger Agreement is guaranteed by each of investment funds affiliated with General Atlantic and Francisco Partners on a several and not joint basis in separate limited guarantees delivered in connection with delivery of the Merger Agreement, in which the maximum liability of each is $10 million.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and (ii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the merger and the other transactions contemplated by the Merger Agreement.

Consummation of the merger is subject to various customary conditions, including adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments to the consummation of the merger and the receipt of certain regulatory approvals. Parent has obtained equity commitments from investment fund affiliates of General Atlantic and Francisco Partners and has also received debt financing commitments for the transactions contemplated by the Merger Agreement, which are subject to customary conditions.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the "SEC"). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT

REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement will be available free of charge at the SEC's Web site at http://www.sec.gov and from Aeroflex at: Aeroflex Incorporated, 35 South Service Road, Plainview, New York 11803, Attention: Investor Relations or on the Company's website at www.aeroflex.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the SEC on October 5, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC's Web site at http://www.sec.gov and from Aeroflex at: Aeroflex Incorporated, 35 South Service Road, Plainview, New York 11803, Attention: Investor Relations or on the Company's website at www.aeroflex.com.

Company Stock Options

The Merger Agreement provides that each outstanding option to purchase Company common stock will be cancelled upon consummation of the merger in exchange for a per share cash payment equal to the excess, if any, of $13.50 over the exercise price of the option (less applicable withholding amounts). On March 1, 2007, pursuant to its interpretive authority under the Company stock option plans, the board of directors passed a resolution affirming that, upon consummation of the merger, each outstanding stock option would represent only the right to receive the cash compensation described above and that each option would be cancelled as described above. The Company has also agreed to take additional actions as reasonably requested by Parent to effectuate such cancellation.

The Rights Agreement

Prior to the execution of the Merger Agreement, the Company amended its Rights Agreement on March 2, 2007 to permit the execution, delivery and adoption of the Merger Agreement and the consummation of the merger or any other transactions contemplated by the Merger Agreement, without triggering the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution, delivery and adoption of the Merger Agreement or the consummation of the merger or any other transactions contemplated by the Merger Agreement.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.

Item 5.02. Compensatory Arrangements of Certain Officers

Amendment to the 2002 Outside Directors' Stock Option Plan

The Company's 2002 Outside Directors' Stock Option Plan provides generally that on March 1st of each year, each outside director receives a grant of 25,000 options to acquire Company common stock. On March 1, 2007, the board of directors adopted an amendment to the 2002 Outside Directors' Plan which provides that the options that would have been granted on March 1, 2007, with an exercise price equal to the closing sale price of the Company common stock on the NASDAQ National Market on February 28, 2007, will instead be granted two trading days following the date on which the Company issues the press release announcing the entry into the Merger Agreement. Based on this amendment, the directors will be granted their options on March 7, 2007, with an exercise price equal to the closing sale price of the Company common stock on the NASDAQ National Market on March 6, 2007.

The foregoing description of the amendment to the 2002 Outside Directors' Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Letter Agreement Entered into with Harvey Blau

On March 2, 2007, the Company entered into a letter agreement with Harvey Blau, the Company's Chief Executive Officer, providing that (1) if Mr. Blau remains in the Company's employ until the time when he would normally receive his bonus for the fiscal year ending June 30, 2007, as provided in his employment agreement with the Company, or if his employment is terminated by the Company without "cause" or by him following certain actions by the Company constituting "good reason" prior to such time (as such terms are defined in such employment agreement), Mr. Blau will be entitled to receive an annual bonus for the Company's fiscal year ending June 30, 2007 in accordance with the terms of his employment agreement at such time as the bonus would ordinarily be paid, (2) such annual bonus will be considered as part of Mr. Blau's compensation for purposes of calculating any severance, retirement, or other benefits to which he is entitled, (3) fees and expenses paid or accrued in connection with the transactions contemplated by the Merger Agreement will not be considered and will not reduce the Company's consolidated pre-tax earnings in computing Mr. Blau's 2007 bonus and (4) if a "change in control" (as defined in Mr. Blau's employment agreement and which would include the proposed merger) occurs during the 2007 calendar year, Mr. Blau will not be entitled to an annual bonus for any future fiscal year of the Company and any compensation paid to Mr. Blau with respect to periods after June 30, 2007 will not be considered as part of Mr. Blau's compensation for purposes of calculating any severance, retirement, or other benefits to which he is entitled.

The foregoing description of the letter agreement entered into with Mr. Blau does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.2 hereto and is incorporated into this report by reference.

Letter Agreement Entered into with Leonard Borow

On March 2, 2007, the Company entered into a letter agreement with Leonard Borow, the Company's President, providing that fees and expenses paid or accrued in connection with the transactions contemplated by the Merger Agreement will not be considered and will not reduce the Company's consolidated pre-tax earnings in computing Mr. Borow's annual bonus for the Company's fiscal year ending June 30, 2007.

The foregoing description of the letter agreement entered into with Mr. Borow does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.3 hereto and is incorporated into this report by reference.

Item 8.01. Other Events.

On March 2, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of March 2, 2007, among Aeroflex Incorporated, AF Holdings, Inc. and AF Merger Sub, Inc.
4.1	Amendment to Rights Agreement, dated as of March 2, 2007, to the Rights Agreement dated as of August 13, 1998 between Aeroflex Incorporated and American Stock Transfer & Trust Company.
10.1	Amendment to 2002 Outside Directors' Stock Option Plan dated as of March 1, 2007.
10.2	Letter Agreement between Harvey R. Blau and the Company dated as of March 2, 2007.
10.3	Letter Agreement between Leonard Borow and the Company dated as of March 2, 2007.
99.1	Press Release dated March 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

By:	/s/ John Adamovich, Jr.
	Name:	John Adamovich, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Dated: March 5, 2007

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 2, 2007, among Aeroflex Incorporated, AF Holdings, Inc. and AF Merger Sub, Inc.
4.1	Amendment to Rights Agreement, dated as of March 2, 2007, to the Rights Agreement dated as of August 13, 1998 between Aeroflex Incorporated and American Stock Transfer & Trust Company.
10.1	Amendment to 2002 Outside Directors' Stock Option Plan dated as of March 1, 2007.
10.2	Letter Agreement between Harvey R. Blau and the Company dated as of March 2, 2007.
10.3	Letter Agreement between Leonard Borow and the Company dated as of March 2, 2007.
99.1	Press Release dated March 2, 2007.